Exhibit 99.1

Bridgewater Bancshares, Inc. Announces Third Quarter 2019 Earnings

Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $7.8 million for the third quarter of 2019, a 20.8% increase over net income of $6.5 million for the third quarter of 2018. Net income per diluted common share for the third  quarter of 2019 was $0.27, a 24.8% increase, compared to $0.21  per diluted common share for the same period in 2018.

“We produced solid financial results in the third quarter as we continue to drive shareholder value,” commented Chairman, Chief Executive Officer, and President, Jerry Baack. “We could not be more pleased with our deposit growth of $103.0 million during the quarter, representing 24.0% annualized growth. This result reflects our ongoing investment in our deposit offering platform and brand awareness efforts. Profitable loan growth continues to be at the forefront of our business plan and we remain focused on disciplined loan pricing in this challenging rate environment. Our asset quality remains strong as demonstrated by our nonperforming assets to total assets ratio of 0.04%, which speaks to our diligent underwriting practices and the health of the diversified Twin Cities economy.”

Third Quarter 2019 Financial Results

		Diluted	Adjusted	Tangible book
ROA	ROE	Earnings per share	efficiency ratio (1)	value per share (2)
1.43%	13.31%	$0.27	42.9%	$8.08

(1)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Linked-Quarter Highlights

•	Net income was $7.8 million for the third quarter of 2019, compared to $8.0 million for the second quarter of 2019.

•	Diluted earnings per common share were $0.27 for the third quarter of 2019, compared to $0.26 for the second quarter of 2019.

•	Tangible book value per share, a non-GAAP financial measure, was $8.08 at September 30, 2019, compared to $7.78 at June 30, 2019.

•

Annualized return on average assets (ROA) and return on average common equity (ROE) for the third quarter of 2019 were 1.43% and 13.31%, respectively, compared to annualized ROA and ROE of 1.55% and 13.88%, respectively, for the second quarter of 2019.

•	Gross loans increased $61.3 million, or 13.6% on an annualized basis, to $1.85 billion at September 30, 2019, compared to June 30, 2019.

•	Deposits increased $103.0 million, or 24.0% on an annualized basis, to $1.80 billion at September 30, 2019, compared to June 30, 2019.

•	The ratio of nonperforming assets to total assets was 0.04% at September 30, 2019, compared to 0.07% at June 30, 2019.

•

The adjusted efficiency ratio, a non-GAAP financial measure which excludes the impact of the amortization of tax credit investments from noninterest expense, was 42.9% for the third quarter of 2019, compared to 42.7% for the second quarter of 2019.

Year-Over-Year Highlights

•	Net income was $7.8 million for the third quarter of 2019, compared to $6.5 million for the third quarter of 2018, an increase of $1.3 million, or 20.8%.

•	Diluted earnings per common share were $0.27 for the third quarter of 2019, compared to $0.21 for the third quarter of 2018, an increase of 24.8%.

•	Tangible book value per share, a non-GAAP financial measure, increased 17.2%, or $1.19, to $8.08 at September 30, 2019, compared to $6.89 at September 30, 2018.

•	Annualized ROA and ROE for the third quarter of 2019 were 1.43% and 13.31%, respectively, compared to annualized ROA and ROE of 1.41% and 12.28%, respectively, for the third quarter of 2018.

•	Gross loans increased $246.3 million, or 15.4%, at September 30, 2019, compared to September 30, 2018.

•	Deposits increased $323.1 million, or 21.8%, at September 30, 2019, compared to September 30, 2018.

•	The ratio of nonperforming assets to total assets was 0.04% at September 30, 2019 and September 30, 2018.

•

The adjusted efficiency ratio, a non-GAAP financial measure which excludes the impact of the amortization of tax credit investments from noninterest expense, was 42.9% for the third quarter of 2019, compared to 42.7% for the third quarter of 2018.

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Per Common Share Data (1)
Basic Earnings Per Share	$0.27	$0.27	$0.22	$0.77	$0.67
Diluted Earnings Per Share	0.27	0.26	0.21	0.76	0.66
Book Value Per Share	8.20	7.90	7.01	8.20	7.01
Tangible Book Value Per Share (2)	8.08	7.78	6.89	8.08	6.89
Basic Weighted Average Shares Outstanding	28,820,144	29,703,024	30,059,374	29,535,589	28,640,601
Diluted Weighted Average Shares Outstanding	29,497,961	30,312,039	30,489,648	30,181,556	29,070,876
Shares Outstanding at Period End	28,781,162	28,986,729	30,059,374	28,781,162	30,059,374

Selected Performance Ratios
Return on Average Assets (Annualized)	1.43%	1.55%	1.41%	1.46%	1.49%
Return on Average Common Equity (Annualized)	13.31	13.88	12.28	13.27	13.70
Return on Average Tangible Common Equity (Annualized) (2)	13.52	14.10	12.51	13.49	13.99
Yield on Interest Earning Assets	4.98	5.05	4.92	5.01	4.85
Yield on Total Loans, Gross	5.32	5.33	5.25	5.31	5.22
Cost of Interest Bearing Liabilities	2.04	2.07	1.73	2.06	1.54
Cost of Total Deposits	1.42	1.46	1.19	1.44	1.05
Net Interest Margin (3)	3.56	3.60	3.71	3.57	3.76
Efficiency Ratio (2)	45.6	50.1	42.7	46.6	41.5
Adjusted Efficiency Ratio (4)	42.9	42.7	42.7	42.9	41.5
Noninterest Expense to Average Assets (Annualized)	1.66	1.84	1.64	1.70	1.60
Adjusted Noninterest Expense to Average Assets (Annualized) (4)	1.56	1.57	1.64	1.56	1.59
Loan to Deposit Ratio	102.4	105.0	108.2
Core Deposits to Total Deposits	79.9	78.3	76.6
Tangible Common Equity to Tangible Assets (2)	10.43	10.64	11.01

Capital Ratios (Bank Only)
Tier 1 Leverage Ratio	10.88%	10.99%	11.16%
Tier 1 Risk-based Capital Ratio	11.61	11.73	11.82
Total Risk-based Capital Ratio	12.44	12.67	12.95

(1)

Includes shares of common stock and non-voting common stock. On October 25, 2018, the Company exchanged shares of common stock for all of the outstanding shares of non-voting common stock. Following the exchange, no shares of non-voting common stock were outstanding.

(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Selected Financial Data

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2019	2019	2019	2018	2018
Selected Balance Sheet Data
Total Assets	$2,232,339	$2,123,631	$2,048,111	$1,973,741	$1,885,793
Total Loans, Gross	1,846,218	1,784,903	1,723,629	1,664,931	1,599,964
Allowance for Loan Losses	22,124	21,362	20,607	20,031	18,949
Goodwill and Other Intangibles	3,535	3,582	3,630	3,678	3,726

Deposits	1,802,236	1,699,265	1,643,666	1,560,934	1,479,088
Tangible Common Equity (1)	232,524	225,555	228,145	217,320	207,126
Total Shareholders' Equity	236,059	229,137	231,775	220,998	210,852
Average Total Assets - Quarter-to-Date	2,168,909	2,069,707	2,011,174	1,948,909	1,816,485
Average Common Equity - Quarter-to-Date	232,590	231,374	225,844	215,254	208,773

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Selected Income Statement Data
Interest Income	$26,572	$25,520	$22,136	$76,359	$61,238
Interest Expense	7,637	7,382	5,502	22,155	13,942
Net Interest Income	18,935	18,138	16,634	54,204	47,296
Provision for Loan Losses	900	600	1,275	2,100	2,775
Net Interest Income after Provision for Loan Losses	18,035	17,538	15,359	52,104	44,521
Noninterest Income	946	1,134	814	2,714	1,686
Noninterest Expense	9,084	9,474	7,526	26,443	20,522
Income Before Income Taxes	9,897	9,198	8,647	28,375	25,685
Provision for Income Taxes	2,092	1,189	2,184	5,543	6,526
Net Income	$7,805	$8,009	$6,463	$22,832	$19,159

Income Statement

Net Interest Income

Net interest income was $18.9 million for the third quarter of 2019,  an increase of $797,000, or 4.4%, from $18.1 million in the second quarter of 2019, and an increase of $2.3 million, or 13.8%, from  $16.6 million in the third quarter of 2018.  The linked-quarter increase in net interest income was driven by growth in average interest earning assets.  The year-over-year increase in net interest income was largely attributable to growth in average interest earning assets, which increased by $329.5 million, or 18.2%, to $2.13 billion for the third quarter of 2019, from $1.81 billion for the third quarter of 2018. This increase in average interest earning assets was primarily due to continued organic growth in the loan portfolio.

Net interest margin (on a fully tax-equivalent basis) for the third quarter of 2019 was 3.56%, a 4 basis point decrease from 3.60% in the second quarter of 2019, and a  15 basis point decrease from 3.71% in the third quarter of 2018. While yield curve dynamics and lower market rates have weighed on earning asset yields, and subsequently the Company’s net interest margin, funding costs have benefitted as evidenced by the 3 basis point decline over the linked-quarter. On a year-over-year basis, net interest margin benefitted from repricing of variable-rate loans and the origination of new loans at higher rates; however, it compressed due to elevated cash balances, lower loan fees recognized, and increased rates paid on deposits and borrowings.

Interest income was $26.6 million for the third quarter of 2019, an increase of $1.1 million, or 4.1%, from $25.5 million in the second quarter of 2019, and an increase of  $4.4 million, or 20.0%, from $22.1 million in the third quarter of 2018. The yield on interest earning assets (on a fully tax-equivalent basis) was 4.98% in the third quarter of 2019, compared to 5.05% in the second quarter of 2019 and 4.92% in the third quarter of 2018.

Loan interest income and loan fees remain the primary contributing factors to the year-over-year increase in yield on interest earning assets, driving the aggregate loan yield 7 basis points higher from 5.25% in the third quarter of 2018 to 5.32% in the third quarter of 2019. The linked-quarter decrease of the aggregate loan yield of 1 basis point was primarily due to competitive market pressures and lower interest rates. On a year-over-year basis, as the composition of the aggregate loan yield has shifted, solid loan growth at yields accretive to the existing portfolio yield has enabled the Company to offset the decrease in loan fee income. While deferred loan fees are regularly amortized into income, fluctuations in the level of loan fees recognized can vary based on prepayments and other factors.

A summary of interest and fees recognized on loans for the periods indicated is as follows:

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest	5.07%	5.10%	5.07%	4.98%	4.87%
Fees	0.25	0.23	0.20	0.29	0.38
Yield on Loans	5.32%	5.33%	5.27%	5.27%	5.25%

Interest expense was $7.6 million for the third quarter of 2019, an increase of $255,000, or 3.5%, from $7.4 million in the second quarter of 2019, and an increase of $2.1 million, or 38.8%, from $5.5 million in the third quarter of 2018. The cost of interest bearing liabilities decreased to 2.04% in the third quarter of 2019 from 2.07% in the second quarter of 2019, primarily due to the Company exercising embedded optionality in the brokered deposit portfolio and supplementing the portfolio with strong core deposit growth at lower rates.  On a year-over-year basis, the cost of interest bearing liabilities was up 31 basis points from 1.73% in the third quarter of 2018 to 2.04% in the third quarter of 2019 due to higher costs and repricing of deposits and borrowings during the period. Despite the Federal Open Market Committee cutting rates by 25 basis points twice during the period, local market competition for deposits remains fierce.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018 is as follows:

	For the Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$73,970	$346	1.86%	$38,142	$171	1.80%	$23,822	$72	1.20%
Investment Securities:
Taxable Investment Securities	151,319	1,095	2.87	140,890	1,058	3.01	132,197	839	2.52
Tax-Exempt Investment Securities (1)	95,575	1,031	4.28	103,223	1,103	4.28	116,042	1,204	4.12
Total Investment Securities	246,894	2,126	3.42	244,113	2,161	3.55	248,239	2,043	3.27
Loans (2)	1,805,920	24,220	5.32	1,755,686	23,321	5.33	1,526,765	20,207	5.25
Federal Home Loan Bank Stock	8,111	96	4.72	7,694	100	5.23	6,619	67	4.02
Total Interest Earning Assets	2,134,895	26,788	4.98%	2,045,635	25,753	5.05%	1,805,445	22,389	4.92%
Noninterest Earning Assets	34,014			24,072			11,040
Total Assets	$2,168,909			$2,069,707			$1,816,485
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	250,667	511	0.81%	202,886	387	0.77%	171,923	165	0.38%
Savings and Money Market Deposits	453,340	2,080	1.82	431,716	1,938	1.80	398,092	1,373	1.37
Time Deposits	359,329	2,229	2.46	354,026	2,120	2.40	295,320	1,490	2.00
Brokered Deposits	242,600	1,389	2.27	266,804	1,575	2.37	241,355	1,294	2.13
Federal Funds Purchased	—	—	—	2,089	12	2.24	27,391	147	2.13
Notes Payable	13,500	127	3.73	14,000	130	3.72	15,500	144	3.69
FHLB Advances	143,690	908	2.51	131,385	827	2.52	89,652	488	2.16
Subordinated Debentures	24,699	393	6.31	24,673	393	6.39	24,595	401	6.47
Total Interest Bearing Liabilities	1,487,825	7,637	2.04%	1,427,579	7,382	2.07%	1,263,828	5,502	1.73%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	434,021			401,480			335,483
Other Noninterest Bearing Liabilities	14,473			9,274			8,401
Total Noninterest Bearing Liabilities	448,494			410,754			343,884
Shareholders' Equity	232,590			231,374			208,773
Total Liabilities and Shareholders' Equity	$2,168,909			$2,069,707			$1,816,485
Net Interest Income / Interest Rate Spread		19,151	2.94%		18,371	2.98%		16,887	3.19%
Net Interest Margin (3)			3.56%			3.60%			3.71%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(216)			(233)			(253)
Net Interest Income		$18,935			$18,138			$16,634

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.

(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Loan Losses

The provision for loan losses was $900,000 for the third quarter of 2019, an increase of $300,000 from $600,000 for the second quarter of 2019, and a decrease of $375,000 from  $1.3 million for the third quarter of 2018. The provision for loan losses increased in the third quarter of 2019 due to an increase in charge-offs and decrease in recoveries, compared to the second quarter of 2019. The year-over-year decrease was attributable to the strong asset quality and consistent performance of the loan portfolio within the diversified Twin Cities economy.

The following table presents a reconciliation of the Company’s allowance for loan losses for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Balance at Beginning of Period	$21,362	$20,607	$17,666	$20,031	$16,502
Provision for Loan Losses	900	600	1,275	2,100	2,775
Charge-offs	(144)	(3)	(11)	(183)	(384)
Recoveries	6	158	19	176	56
Balance at End of Period	$22,124	$21,362	$18,949	$22,124	$18,949

Noninterest Income

Noninterest income was $946,000 for the third quarter of 2019,  a decrease of $188,000 from $1.1 million for the second quarter of 2019, and an increase of $132,000 from $814,000 for the third quarter of 2018.  The linked-quarter decrease was primarily due to decreased gains on sales of securities. The year-over-year increase was primarily due to increased gains on sales of securities and foreclosed assets, offset partially by decreased letter of credit fees.

The following table presents the major components of noninterest income for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Noninterest Income:
Customer Service Fees	$184	$189	$184	$564	$539
Net Gain (Loss) on Sales of Securities	58	463	(49)	516	(108)
Net Gain (Loss) on Sales of Foreclosed Assets	69	—	(88)	69	(225)
Letter of Credit Fees	331	213	447	790	814
Debit Card Interchange Fees	116	109	99	313	287
Other Income	188	160	221	462	379
Totals	$946	$1,134	$814	$2,714	$1,686

Noninterest Expense

Noninterest expense was $9.1 million for the third quarter of 2019, a decrease of $390,000 from $9.5 million for the second quarter of 2019, and an increase of $1.6 million from $7.5 million for the third  quarter of 2018. The linked-quarter decrease was primarily due to decreased amortization of tax credit investments and an FDIC insurance assessment credit applied in the current period, offset partially by increased salaries and employee benefits expense. The year-over-year increase was attributed to the amortization of tax credit investments and continued investments in employees, technology, marketing, and other operating costs to meet the needs of the Company’s growth and brand awareness efforts.

The following table presents the major components of noninterest expense for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Noninterest Expense:
Salaries and Employee Benefits	$5,915	$5,124	$4,910	$15,841	$13,534
Occupancy and Equipment	761	785	596	2,202	1,767
FDIC Insurance Assessment	—	285	240	570	675
Data Processing	182	151	167	486	325
Professional and Consulting Fees	414	451	313	1,253	836
Information Technology and Telecommunications	233	208	271	677	674
Marketing and Advertising	339	404	347	1,208	911
Intangible Asset Amortization	48	47	48	143	143
Amortization of Tax Credit Investments	530	1,390	15	2,097	15
Other Expense	662	629	619	1,966	1,642
Totals	$9,084	$9,474	$7,526	$26,443	$20,522

The Company had 158  full-time equivalent employees at September 30, 2019, compared to 150 employees at June  30, 2019,  and 139 employees at September 30, 2018. The increases include strategic hires in deposit gathering, lending, technology, and other supportive roles.  While the recognition of tax credit investments creates volatility in the level of total noninterest expense and concurrently the efficiency ratio, it directly reduces income tax expense and the effective tax rate. The efficiency ratio, a non-GAAP financial measure, was 45.6% for the third quarter of 2019, compared to 50.1% for the second quarter of 2019, and 42.7% for the third  quarter of 2018. Excluding the impact of the amortization of tax credit investments, the adjusted efficiency ratio, a non-GAAP financial measure, was  42.9% for the third quarter of 2019, and 42.7% for the second quarter of 2019 and third quarter of 2018.

Income Taxes

The effective combined federal and state income tax rate for the third quarter of 2019 was 21.1%, an increase from 12.9% for the second quarter of 2019, and a decrease from 25.3% for the third quarter of 2018. The lower effective combined rates in 2019 compared to 2018 was due to the recognition of tax credits that became eligible to be applied in 2019. The effective combined federal and state income tax rate for the nine months ended September 30, 2019 was 19.5%.

Balance Sheet

Total assets at September 30, 2019 were $2.23 billion, a 5.1% increase from $2.12 billion at June 30, 2019, and a 18.4%  increase from $1.89 billion at September 30, 2018. The increase in total assets was primarily due to organic loan growth.

Total gross loans at  September 30, 2019 were $1.85 billion, a net increase of $61.3 million, or 3.4%, over total gross loans of $1.78 billion at June 30, 2019, and an increase of $246.3 million, or 15.4%, over total gross loans of $1.60 billion at September 30, 2018.

The following table details the composition of the Company’s loan portfolio, by category, at the dates indicated:

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(dollars in thousands)
Commercial and Industrial	$291,723	$287,804	$284,807	$260,833	$235,502
Construction and Land Development	216,054	195,568	178,782	210,041	187,919
Real Estate Mortgage:
1 - 4 Family Mortgage	254,782	247,029	233,131	226,773	224,124
Multifamily	456,257	437,198	417,975	407,934	389,511
CRE Owner Occupied	71,209	68,681	66,130	64,458	65,905
CRE Nonowner Occupied	551,992	544,579	538,998	490,632	492,499
Total Real Estate Mortgage Loans	1,334,240	1,297,487	1,256,234	1,189,797	1,172,039
Consumer and Other	4,201	4,044	3,806	4,260	4,504
Total Loans, Gross	1,846,218	1,784,903	1,723,629	1,664,931	1,599,964
Allowance for Loan Losses	(22,124)	(21,362)	(20,607)	(20,031)	(18,949)
Net Deferred Loan Fees	(5,788)	(5,157)	(4,791)	(4,515)	(4,308)
Total Loans, Net	$1,818,306	$1,758,384	$1,698,231	$1,640,385	$1,576,707

Total deposits at September 30, 2019 were $1.80 billion, an increase of $103.0 million, or 6.1%, over total deposits of $1.70 billion at June 30, 2019, and an increase of $323.1 million, or 21.8%, over total deposits of $1.48  billion at September 30, 2018.

The following table details the composition of the Company’s deposit portfolio, by category, at the dates indicated:

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$478,493	$409,198	$404,937	$369,203	$342,292
Interest Bearing Transaction Deposits	243,889	231,318	180,459	179,567	175,455
Savings and Money Market Deposits	470,518	456,447	434,186	402,639	416,140
Time Deposits	363,308	359,338	346,163	318,356	290,887
Brokered Deposits	246,028	242,964	277,921	291,169	254,314
Total Deposits	$1,802,236	$1,699,265	$1,643,666	$1,560,934	$1,479,088

Total shareholders’ equity at September 30, 2019 was $236.1 million, an increase of $6.9 million, or 3.0%, over total shareholders’ equity of $229.1 million at June 30, 2019, and an increase of $25.2 million, or 12.0%, over total shareholders’ equity of $210.9 million at September 30, 2018. The increase compared to both periods is due to net income retained and increased unrealized gains, partially offset by stock repurchases made under the Company’s stock buyback program.

During the third quarter of 2019, the Company repurchased 205,567 shares of its common stock, representing less than 1% of the Company’s outstanding shares. Shares were repurchased at a weighted average price of $11.41 for a total of $2.3 million. Strong profitability and capital growth allowed the Company to strategically execute its stock buyback program to enhance shareholder value while maintaining adequate capital levels.

Tangible book value per share, a non-GAAP financial measure, was $8.08 as of September 30, 2019, an increase of 3.8% from $7.78 as of June 30, 2019, and an increase of 17.2% from $6.89 as of September 30, 2018.

Asset Quality

Asset quality metrics for the Company remained strong at September 30, 2019. Annualized net charge-offs (recoveries) as a percent of average loans for the third quarter of 2019 were 0.03%, compared to (0.04)% for the second quarter of 2019, and 0.00% for the third quarter of 2018. At September 30, 2019, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $828,000, or 0.04% of total assets, as compared to $1.6 million, or 0.07% of total assets at June 30, 2019, and $718,000, or 0.04% of total assets at September 30, 2018. Notably, the Company had zero loans 30-89 days past due at September 30, 2019.

About the Company

Bridgewater Bancshares, Inc. is a financial holding company headquartered in Bloomington, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has two wholly owned subsidiaries, Bridgewater Investment Management, Inc. and BWB Holdings, LLC. Bridgewater Bank currently operates through 7 branches in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, Orono, and St. Paul, all located within the Minneapolis-St. Paul-Bloomington metropolitan statistical area.

Investor Relations Contact:

Jerry Baack

Chief Executive Officer

investorrelations@bwbmn.com

952-893-6866

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; the concentration of large loans to certain borrowers; the concentration of large deposits from certain customers; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	September 30,	December 31,	September 30,
	2019	2018	2018
	(Unaudited)		(Unaudited)
ASSETS
Cash and Cash Equivalents	$89,619	$28,444	$21,537
Bank-Owned Certificates of Deposit	2,654	3,305	3,305
Securities Available for Sale, at Fair Value	263,803	253,378	240,786
Loans, Net of Allowance for Loan Losses of $22,124 at September 30, 2019 (unaudited), $20,031 at December 31, 2018 and $18,949 at September 30, 2018 (unaudited)	1,818,306	1,640,385	1,576,707
Federal Home Loan Bank (FHLB) Stock, at Cost	8,024	7,614	7,814
Premises and Equipment, Net	25,764	13,074	11,387
Accrued Interest	6,519	6,589	6,400
Goodwill	2,626	2,626	2,626
Other Intangible Assets, Net	909	1,052	1,100
Other Assets	14,115	17,274	14,131
Total Assets	$2,232,339	$1,973,741	$1,885,793

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$478,493	$369,203	$342,292
Interest Bearing	1,323,743	1,191,731	1,136,796
Total Deposits	1,802,236	1,560,934	1,479,088
Federal Funds Purchased	—	18,000	53,000
Notes Payable	13,500	15,000	15,500
FHLB Advances	141,500	124,000	94,000
Subordinated Debentures, Net of Issuance Costs	24,707	24,630	24,604
Accrued Interest Payable	1,763	1,806	1,230
Other Liabilities	12,574	8,373	7,519
Total Liabilities	1,996,280	1,752,743	1,674,941

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value
Authorized 10,000,000; None Issued and Outstanding at September 30, 2019 (unaudited), December 31, 2018 and September 30, 2018 (unaudited)	—	—	—
Common Stock- $0.01 par value
Common Stock - Authorized 75,000,000; Issued and Outstanding 28,781,162 at September 30, 2019 (unaudited), 30,097,274 at December 31, 2018 and 27,235,832 at September 30, 2018 (unaudited)	288	301	272
Non-voting Common Stock- Authorized 10,000,000; Issued and Outstanding -0- at September 30, 2019 (unaudited) and December 31, 2018 and 2,823,542 at September 30, 2018 (unaudited)	—	—	28
Additional Paid-In Capital	111,670	126,031	125,715
Retained Earnings	119,066	96,234	88,473
Accumulated Other Comprehensive Income (Loss)	5,035	(1,568)	(3,636)
Total Shareholders' Equity	236,059	220,998	210,852
Total Liabilities and Equity	$2,232,339	$1,973,741	$1,885,793

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
INTEREST INCOME
Loans, Including Fees	$24,220	$23,321	$20,207	$69,720	$56,055
Investment Securities	1,910	1,928	1,790	5,739	4,830
Other	442	271	139	900	353
Total Interest Income	26,572	25,520	22,136	76,359	61,238

INTEREST EXPENSE
Deposits	6,209	6,020	4,322	17,932	10,853
Notes Payable	127	130	144	378	442
FHLB Advances	908	827	488	2,510	1,159
Subordinated Debentures	393	393	401	1,163	1,167
Federal Funds Purchased	—	12	147	172	321
Total Interest Expense	7,637	7,382	5,502	22,155	13,942

NET INTEREST INCOME	18,935	18,138	16,634	54,204	47,296
Provision for Loan Losses	900	600	1,275	2,100	2,775

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	18,035	17,538	15,359	52,104	44,521

NONINTEREST INCOME
Customer Service Fees	184	189	184	564	539
Net Gain (Loss) on Sales of Available for Sale Securities	58	463	(49)	516	(108)
Net Gain (Loss) on Sales of Foreclosed Assets	69	—	(88)	69	(225)
Other Income	635	482	767	1,565	1,480
Total Noninterest Income	946	1,134	814	2,714	1,686

NONINTEREST EXPENSE
Salaries and Employee Benefits	5,915	5,124	4,910	15,841	13,534
Occupancy and Equipment	761	785	596	2,202	1,767
Other Expense	2,408	3,565	2,020	8,400	5,221
Total Noninterest Expense	9,084	9,474	7,526	26,443	20,522

INCOME BEFORE INCOME TAXES	9,897	9,198	8,647	28,375	25,685
Provision for Income Taxes	2,092	1,189	2,184	5,543	6,526
NET INCOME	$7,805	$8,009	$6,463	$22,832	$19,159

EARNINGS PER SHARE
Basic	$0.27	$0.27	$0.22	$0.77	$0.67
Diluted	0.27	0.26	0.21	0.76	0.66
Dividends Paid Per Share	—	—	—	—	—

Bridgewater Bancshares, Inc. and Subsidiaries
Summary Quarterly Consolidated Financial Data

(dollars in thousands)

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Selected Asset Quality Data
Loans 30-89 Days Past Due	$—	$470	$387	$311	$12
Loans 30-89 Days Past Due to Total Loans	0.00%	0.03%	0.02%	0.02%	0.00%
Nonperforming Loans	$828	$555	$1,557	$581	$718
Nonperforming Loans to Total Loans	0.04%	0.03%	0.09%	0.03%	0.04%
Foreclosed Assets	$—	$1,033	$—	$—	$—
Nonaccrual Loans to Total Loans	0.04%	0.03%	0.09%	0.03%	0.04%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.04	0.03	0.09	0.03	0.04
Nonperforming Assets (1)	$828	$1,588	$1,557	$581	$718
Nonperforming Assets to Total Assets (1)	0.04%	0.07%	0.08%	0.03%	0.04%
Allowance for Loan Losses to Total Loans	1.20	1.20	1.20	1.20	1.18
Allowance for Loans Losses to Nonperforming Loans	2,671.98	3,849.01	1,323.51	3,447.68	2,639.14
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	0.03	(0.04)	0.01	(0.07)	0.00

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due plus foreclosed assets.

Non-GAAP Financial Measures

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
(dollars in thousands)
Efficiency Ratio
Noninterest Expense	$9,084	$9,474	$7,526	$26,443	$20,522
Less: Amortization of Intangible Assets	(48)	(47)	(48)	(143)	(143)
Adjusted Noninterest Expense	$9,036	$9,427	$7,478	$26,300	$20,379
Net Interest Income	18,935	18,138	16,634	54,204	47,296
Noninterest Income	946	1,134	814	2,714	1,686
Less: (Gain) Loss on Sales of Securities	(58)	(463)	49	(516)	108
Adjusted Operating Revenue	$19,823	$18,809	$17,497	$56,402	$49,090
Efficiency Ratio	45.6%	50.1%	42.7%	46.6%	41.5%

Adjusted Efficiency Ratio
Noninterest Expense	$9,084	$9,474	$7,526	$26,443	$20,522
Less: Amortization of Tax Credit Investments	(530)	(1,390)	(15)	(2,097)	(15)
Less: Amortization of Intangible Assets	(48)	(47)	(48)	(143)	(143)
Adjusted Noninterest Expense	$8,506	$8,037	$7,463	$24,203	$20,364
Net Interest Income	18,935	18,138	16,634	54,204	47,296
Noninterest Income	946	1,134	814	2,714	1,686
Less: (Gain) Loss on Sales of Securities	(58)	(463)	49	(516)	108
Adjusted Operating Revenue	$19,823	$18,809	$17,497	$56,402	$49,090
Adjusted Efficiency Ratio	42.9%	42.7%	42.7%	42.9%	41.5%

	As of and for the Three Months Ended			As of and for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
(dollars in thousands, except share data)
Tangible Common Equity and Tangible Common Equity/Tangible Assets
Common Equity	$236,059	$229,137	$210,852
Less: Intangible Assets	(3,535)	(3,582)	(3,726)
Tangible Common Equity	232,524	225,555	207,126
Total Assets	2,232,339	2,123,631	1,885,793
Less: Intangible Assets	(3,535)	(3,582)	(3,726)
Tangible Assets	$2,228,804	$2,120,049	$1,882,067
Tangible Common Equity/Tangible Assets	10.43%	10.64%	11.01%

Tangible Book Value Per Share
Book Value Per Common Share	$8.20	$7.90	$7.01
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.12)
Tangible Book Value Per Common Share	$8.08	$7.78	$6.89

Average Tangible Common Equity
Average Common Equity	$232,590	$231,374	$208,773	$229,961	$186,949
Less: Effects of Average Intangible Assets	(3,558)	(3,605)	(3,748)	(3,605)	(3,797)
Average Tangible Common Equity	$229,032	$227,769	$205,025	$226,356	$183,152

Bridgewater Bancshares, Inc. and Subsidiaries

Analysis of Average Balances, Yields and Rates (year-to-date)

(dollars in thousands, except per share data) (Unaudited)

	For the Nine Months Ended
	September 30, 2019			September 30, 2018
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$46,158	$604	1.75%	$23,540	$188	1.07%
Investment Securities:
Taxable Investment Securities	143,583	3,126	2.91	125,668	1,960	2.09
Tax-Exempt Investment Securities (1)	103,032	3,307	4.29	117,284	3,634	4.14
Total Investment Securities	246,615	6,433	3.49	242,952	5,594	3.08
Loans (2)	1,756,855	69,720	5.31	1,436,152	56,055	5.22
Federal Home Loan Bank Stock	7,906	296	5.00	5,837	165	3.78
Total Interest Earning Assets	2,057,534	77,053	5.01%	1,708,481	62,002	4.85%
Noninterest Earning Assets	26,303			11,410
Total Assets	$2,083,837			$1,719,891
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	211,784	1,130	0.71%	178,518	438	0.33%
Savings and Money Market Deposits	433,430	5,784	1.78	366,198	3,006	1.10
Time Deposits	347,731	6,230	2.40	299,566	4,099	1.83
Brokered Deposits	266,976	4,788	2.40	220,733	3,310	2.00
Federal Funds Purchased	8,923	172	2.58	22,743	321	1.89
Notes Payable	14,000	378	3.61	16,000	442	3.69
FHLB Advances	133,097	2,510	2.52	78,212	1,159	1.98
Subordinated Debentures	24,673	1,163	6.30	24,570	1,167	6.35
Total Interest Bearing Liabilities	1,440,614	22,155	2.06%	1,206,540	13,942	1.54%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	401,973			317,437
Other Noninterest Bearing Liabilities	11,289			8,965
Total Noninterest Bearing Liabilities	413,262			326,402
Shareholders' Equity	229,961			186,949
Total Liabilities and Shareholders' Equity	$2,083,837			$1,719,891
Net Interest Income / Interest Rate Spread		54,898	2.95%		48,060	3.31%
Net Interest Margin (3)			3.57%			3.76%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(694)			(764)
Net Interest Income		$54,204			$47,296

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.